SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549
                        ----------------------

                            FORM 8-K

                          CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15 (d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported): July 31, 2003


                        FLEETWOOD ENTERPRISES, INC.
-----------------------------------------------------------------
        (Exact Name of Registrant as Specified in its Charter)

      Delaware                1-07699                95-1948322
----------------------       ----------------        ------------
   (State or Other         (Commission File         (IRS Employer
   Jurisdiction of            Number)             Identification
   Incorporation)                                  Number)

3125 Myers Street, Riverside, California               92503-5527
------------------------------------------            -----------
(Address of Principal Executive Offices)              (Zip Code)


Registrant's telephone number, including area code: (909) 351-3500
                                                     ------------

                           N/A
    (Former Name or Former Address, if Changed Since Last Report)

Item 7.    Exhibits.

    (c) Exhibits. The following exhibit is being furnished herewith:

    Exhibit Number      Title
    --------------      -----

         99.1           Press release of Fleetwood Enterprises,
                        Inc. dated July 31, 2003.

Item 12.    Results of Operations and Financial Condition.

     On July 31, 2003, Fleetwood Enterprises, Inc. (the
"Company") issued a news release reporting the preliminary sales results of the Company for its first fiscal quarter ended
July 27, 2003. A copy of the news release is attached to this Current Report as Exhibit 99.1.

     The information in this Current Report, including the exhibit attached hereto, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.



                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    FLEETWOOD ENTERPRISES, INC.



Date:  July 31, 2003                By: /s/ Boyd R. Plowman
                                       ---------------------


                                      Boyd R. Plowman
                                      Executive Vice President-
                                      Chief Financial Officer



                                      Exhibit 99.1

                 FLEETWOOD REPORTS PRELIMINARY
              REVENUES FOR THE FIRST QUARTER 2004


Riverside, Calif., July 31, 2003 - Fleetwood Enterprises, Inc. (NYSE:FLE), the nation's largest manufacturer of recreational vehicles and a leading producer and retailer of manufactured housing, today announced preliminary sales for the first quarter of fiscal 2004, ended July 27, 2003.

Company revenues improved 6 percent in the first quarter to approximately $647 million compared with $611 million last year.
Quarterly sales rose sharply in the motor home and travel trailer divisions, more than compensating for revenue declines in the Housing Group and the folding trailer division.

Recreational vehicle sales for the first quarter rose 18 percent to $438 million compared with $371 million a year ago. Sales in the motor home division reached $258 million, an 18 percent increase compared with the prior year, while travel trailer sales improved by 30 percent to $158 million. Folding trailer sales declined 27 percent to $22 million.

"The improvement in travel trailer and motor home sales is strong evidence of the success of our new models and the process that we have developed to assure that our product offerings connect with consumer preferences," Fleetwood's President and CEO Edward B. Caudill said. "Both divisions enjoyed excellent sales quarters, as shipments and retails in each reached quarterly levels not seen since calendar year 2000. The motor home division should contribute a healthy operating profit to the quarter and we expect travel trailers to return to profitability, although competitive conditions are currently preventing us from reaching historical margins in either category. The industry decline in folding trailers has affected our sales in that division, and will preclude it from reporting an operating profit. We have strong backlogs in all three divisions as we enter the second quarter."

Manufactured housing sales in the first quarter were down 14 percent to approximately $199 million compared with $231 million a year ago. Housing revenues include wholesale factory sales of $142 million to independent retailers and retail sales of $57 million from Company-owned sales centers. This compares with $158 million and $73 million, respectively, last year. Gross manufacturing revenues declined 12 percent to approximately $169 million, including intercompany sales of $28 million to Company-operated retail stores. HomeOne Credit, Fleetwood's financing subsidiary, reached $0.9 million in revenues.

"Shipments in the manufactured housing industry have now hit a 40-year low," Caudill said. "Fortunately, some of our innovative products and our excellent distribution network are helping us to partially offset the impact of current trends. We have increased the number of production associates in some of our plants and, overall, our current backlogs and capacity utilization are sufficient to support profitable operations in the manufacturing division. We are cautiously optimistic that this downturn has reached its low-water mark. While our retail division continued to operate at a loss, ongoing cost-cutting measures are lowering its break-even point.

"We currently expect that the operating profits in motor homes and travel trailers will more than compensate for projected operating losses in the Housing Group and folding trailer division, as well as corporate expenses," Caudill continued. "As a result, we anticipate being able to report a slight profit when we release results for the first quarter in about five weeks."

The Company confirmed its intent to pay in cash the distributions due in mid-August on the Company's 9.5% preferred securities and, as previously indicated, to continue to defer distributions on its 6% preferred securities.

This press release contains certain forward-looking statements and information based on the beliefs of Fleetwood's management as well as assumptions made by, and information currently available to, Fleetwood's management. Such statements reflect the current views of Fleetwood with respect to future events and are subject to certain risks, uncertainties, and assumptions, including risk factors identified in Fleetwood's 10-K and other SEC filings. These risk factors include, without limitation, the cyclical nature of both the manufactured housing and recreational vehicle industries; ongoing weakness in the manufactured housing market; the potential impact on demand for our products as a result of weak consumer confidence; the effect of global tensions on consumer confidence; continued acceptance of the Company's products; expenses and uncertainties associated with the introduction of new products; the future availability of manufactured housing retail financing, as well as housing and RV wholesale financing; changes in retail inventory levels in the manufactured housing and recreational vehicle industries; competitive pricing pressures; the ability to attract and retain quality dealers, executive officers and other personnel; and the ability to obtain the financing we need in order to execute our business strategies. Actual results, events and performance may differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Fleetwood undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

#   #   #